EXHIBIT 99.1
Press release issued June 19, 2006
Investors	Media
Betsy Brod	Barbara Lindheim & Stephen Gendel
The Brod Group	GendeLLindheim BioCom Partners
(800) 987-8256	(212) 918-4650
ir@peregrineinc.com

Peregrine Pharmaceuticals Announces $13 Million Equity Financing

Tustin, CA., June 19, 2006 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a biopharmaceutical company with a portfolio of innovative, clinical stage product candidates for the treatment of cancer and serious viral infections, today announced that it has signed a definitive agreement for the sale of 9,285,714 shares of common stock to one institutional investor, The Double U Master Fund LP, in exchange for net proceeds of $13,000,000. Pursuant to the agreement and subject to certain conditions, Peregrine Pharmaceuticals has agreed not to offer or sell its common stock in any private placements at a price below $2.50 per share during the remainder of the calendar year.

The proceeds from this offering will be used to advance the company's lead clinical programs, including a Phase Ib repeat dose study of bavituximab for the treatment of hepatitis C virus infection that follows positive safety and initial efficacy results in a Phase Ia trial; a Phase I study of bavituximab for the treatment of solid tumor cancer and a Phase II/III study of Cotara® for the treatment of brain cancer. The company also intends to use part of the proceeds to accelerate the clinical progress of these lead drug candidates by adding additional clinical programs in the U.S. or abroad. In addition, the proceeds will be used to further fund preclinical programs that are assessing the potential utility of bavituximab for the treatment of influenza, including avian flu, as well as for HIV infection, cytomegalovirus and other lethal viruses.

The shares are being sold pursuant to the company's shelf registration statement on Form S-3 filed with the Securities and Exchange Commission and declared effective on April 12, 2006. There were no warrants issued or any commissions paid in conjunction with the transaction.

Double U Master Fund LP is an investor in a variety of PIPE and other private equity transactions in the U.S. and internationally. In 2005, it was rated among the top 25 institutional investors in PIPE transactions, ranked by number of transactions, as published by Sagient Research Systems.

About Peregrine
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing three separate clinical trials in cancer and HCV infection with its lead product candidates bavituximab (formerly Tarvacin) and Cotara®. The company recently reported that bavituximab demonstrated good safety and encouraging signs of anti-viral activity in a Phase I HCV study. Peregrine also has in-house manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement:
Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceutical's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that bavituximab's safety profile in a repeat dose trial or in a combination therapy trial will not be at the same safety level as was found in the phase 1a trial, the risk that the results of future trials will not correlate to the results from the phase 1a trial, and the risk that bavituximab will not be as well tolerated at ascending doses. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2005, and the quarterly report on Form 10-Q for the quarter ended January 31, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.